Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

5E Advanced Materials, Inc.

Hesperia, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-264136) of 5E Advanced Materials, Inc. of our report dated September 28, 2022, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, P.C.
Spokane, Washington
August 30, 2023